                   [STATE OF UTAH SEAL - EXECUTIVE DEPARTMENT]


                   Office of Lt. Governor/Secretary of State
                            CERTIFICATE OF AMENDMENT

                                       OF

                           HAILEY ENERGY CORPORATION

     I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

HAILEY ENERGY CORPORATION                              formerly
GOLD PROBE, INC.

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

     ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of Incorporation of

HAILEY ENERGY CORPORATION

and attach hereto a duplicate original of the Articles of Amendment.

File No.  #85428


                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and affixed the Great Seal
                                        of the State of Utah at Salt Lake City,
                                        this 27th day of January 1982, A.D.

                                        /s/ DAVID S. MONSON
                                        -----------------------------------
                                        LT. GOVERNOR/SECRETAY OF STATE

                            CERTIFICATE OF AMENDMENT

[LT. GOVERNOR'S
  DATE STAMP]           TO THE ARTICLES OF INCORPORATION

                                       OF

                                GOLD PROBE, INC.


     A special meeting of Shareholders of Gold Probe, Inc., was held on the 5th day of January, 1982, pursuant to notice. It was determined that it is in the best interest of the Corporation to amend the Corporation's Articles of Incorporation, and in connection therewith, the following resolutions were unanimously adopted by the Corporation Shareholders as follows:

          RESOLVED: Article I be amended to read as follows:

          ARTICLE I. The name of this corporation is HAILEY ENERGY CORPORATION.

          RESOLVED: Article IV be amended as follows:

          ARTICLE IV. The aggregate number of shares which this Corporation shall have authority to issue is 25,000,000 shares of $0.005 par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

          RESOLVED: Article VIII be amended to read as follows:

          ARTICLE VIII. The address of this corporation's registered office and the name of its original registered agent at such address is:

                               ROBERT J. NIELSON
                          10 West Broadway, Suite 510
                           Salt Lake City, Utah 84105

     At the Special Meeting of Shareholders of Gold Probe, Inc., there were five million thirty thousand (5,030,000) common shares issued and outstanding, and there were three million one hundred fifty thousand (3,150,000) common shares present or represented by proxy at the meeting. All shares voted unanimously in favor of the foregoing amendments, and no shares were voted against the amendments.

     The shareholders at the special meeting of shareholders unanimously approved a reverse split of the authorized shares of fifty million (50,000,000), and also approved the change in authorized shares from fifty million (50,000,000) shares to twenty-five million (25,000,000) shares.

     IN WITNESS WHEREOF, we, the President and Secretary of Hailey Energy Corporation have hereunder set our hands this 5th day of January, 1982.


                                        /s/ Scott Hailey
                                        ---------------------------------
                                            SCOTT HAILEY, President

ATTEST:

/s/ Loyce Hailey
- ------------------------------------
LOYCE HAILEY, Secretary/Treasurer

                                    *  *  *

STATE OF UTAH       )
                    )  ss.
COUNTY OF SALT LAKE )


     On this 5th day of January, 1982, personally appeared before me SCOTT HAILEY and LOYCE HAILEY, known to me to be the President and Secretary-Treasurer of the Corporation, and that they executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.


                                        /s/
                                        -------------------------------------
                                        NOTARY PUBLIC
                                        Residing in Salt Lake City

My Commission Expires:

November 1, 1983

                  [STATE OF UTAH SEAL - EXECUTIVE DEPARTMENT]


                   Office of Lt. Governor/Secretary of State
                            CERTIFICATE OF AMENDMENT

                                       OF

                           HAILEY ENERGY CORPORATION

     I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

HAILEY ENERGY CORPORATION                              formerly
GOLD PROBE, INC.

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

     ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of the Articles of Incorporation of

HAILEY ENERGY CORPORATION

and attach hereto a duplicate original of the Articles of Amendment

File No.  #85428


                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and affixed the Great Seal
                                        of the State of Utah at Salt Lake City,
                                        this 27th day of January 1982, A.D.

                                        /s/ DAVID S. MONSON
                                        -----------------------------------
                                        LT. GOVERNOR/SECRETAY OF STATE